Exhibit 10.4

*** Indicates omitted material that is the subject of a confidential treatment request filed separately with the Commission.

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is effective as of the _6_ day of _May_ 2008_, by and between MARINOVA PTY. LIMITED (hereinafter “Seller”), with its principal place of business located at 249 Kennedy Drive, Cambridge TAS 7170, Australia, and MANNATECH (INTERNATIONAL) LIMITED (hereinafter “Buyer”), a Gibraltar corporation, with its principal place of business located at 10/8 International Commercial Centre, Casemates Square, Gibraltar.

A.	Buyer and Seller are the current parties to a PURCHASE AGREEMENT dated April 27, 2007 (the “Agreement”), under which Seller agreed to supply to Buyer, agreed amounts of Undaria pinnatifida fucoidan (“GFS 75% powder” or “Product”) from Seller for use in its proprietary nutritional supplements and topical products and Seller desired to supply the Product to Buyer.

B.	The parties desire to amend and revise the Agreement for the purpose of extending the term and increasing the amount of Product for purchase. Any capitalized terms used in the Amendment shall, unless otherwise specified herein, have the same meaning ascribed to such terms as set forth in the Agreement.

NOW, THEREFORE, the undersigned parties, in consideration of the mutual covenants contained herein and for the good and valuable consideration the sufficiency of which is hereby acknowledged, agree as follows:

1.	Amendment to Purchase Agreement. Notwithstanding anything to the contrary which may be contained in the Purchase Agreement, the Purchase Agreement is amended so as to reflect the following:

(a) Extension of Term

The first sentence of Paragraph 1.1 of the Agreement is amended to read,

“The term of this Agreement will commence on 15 August 2007 and, unless sooner terminated in accordance with this Agreement, continue through 14 August 2012 (the “Term”).”

(b) Exclusivity

Paragraph 6.1 is amended to read,

“Buyer shall have a worldwide exclusive right for Tasmanian harvested Undaria, as well as GFS extracted from Tasmanian harvested Undaria, throughout the Term of this Agreement (or any renewal thereof) in the nutritional sector provided that Buyer satisfies its obligation to purchase the minimum volume commitments set forth in Exhibit B and otherwise complies with its obligations under this Agreement. Seller shall not directly or indirectly develop, manufacture or market an “equivalent or derivative product” for any other multi-level marketing, direct sales or similar company, or any other form of retail distributor or intermediary using the Tasmanian harvested Undaria during the Term of this Agreement or any renewal thereof. For the purpose of this Agreement, “equivalent or derivative product” means any product formulated by Seller that substantially replicates the Product or other GFS product ranges as to the combination of specific ingredients, nutrients, and functional features.”

(c) Exhibit B: Product Amount and Price

Exhibit B of the Agreement is amended so that the following is added to the Exhibit,

“Between 15 August 2009 and 14 August 2010 (“Year 3) Buyer shall purchase a minimum of *** Kilograms of Product at a rate of *** per kilogram. Seller shall be responsible for the payment of freight to the Buyer’s Dallas, Texas distribution center.

Between 15 August 2010 and 14 August 2011 (“Year 4”) Buyer shall purchase a minimum of *** Kilograms of Product at a rate of *** per kilogram. Seller shall be responsible for the payment of freight to the Buyer’s Dallas, Texas distribution center.

Between 15 August 2011 and 14 August 2012 (“Year 5”) Buyer shall purchase a minimum of *** Kilograms of Product at a rate of *** per kilogram. Seller shall be responsible for the payment of freight to the Buyer’s Dallas, Texas distribution center.

2.	Integration; Modification. This Amendment contains the entire understanding between Seller on the one hand, and Buyer on the other hand, with respect to the subject matter of this Amendment and this Amendment supersedes all prior or contemporaneous oral or written agreements, conditions, or representations. This Amendment may not be amended, canceled, or superseded, nor will any provision of this Amendment be deemed waived, except by a written instrument executed by each of the parties to be charged.

3.	Binding Effect. This Amendment will be binding upon, and inure to the benefit of, the parties and their respective heirs, legatees, personal representatives, successors and assigns.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this instrument as of the date first above written.

MARINOVA PTY. LIMITED

By:	/s/Nick Falk
Name:	Nick Falk
Title:	Business Development Manager

MANNATECH (INTERNATIONAL) LIMITED

By:	/s/ Stephen D Fenstermacher
Name:	Stephen D Fenstermacher
Title:	CFO